                                                                     EXHIBIT 10g
                                   SUBLEASE
                                   --------

     THIS SUBLEASE ("Sublease") is made and entered into as of December 31, 1997, by and between DELTA DENTAL PLANS ASSOCIATION, an Illinois not-for-profit corporation ("Sublessor") and MEDCARE TECHNOLOGIES, INC., a Delaware corporation ("Sublessee").

                                   RECITALS:
                                   ---------

     THE PARTIES ENTER into this Sublease on the basis of the following facts, intentions and understandings:

     A. Sublessor is the tenant of certain office space consisting of approximately 11,992 rentable square feet which is a portion of the twelfth
(12th) floor and designated as Suite 1200 (the "Leased Premises") as shown on Exhibit A attached hereto in the building located at 1515 West 22nd Street, Oak Brook, Illinois (the "Building"), pursuant to that certain Lease Agreement by and between WHOBT Real Estate Limited Partnership (as successor-in-interest to The Equitable Life Assurance Society of the United States) ("Landlord") and Sublessor dated as of June 22, 1995 (the "Lease").

     B. Sublessee desires to sublease from Sublessor, and Sublessor desires to sublease to Sublessee, upon the term and conditions hereinafter set forth, that portion of the Leased Premises containing approximately 2,923 rentable square feet and commonly known as Suite 1210 (the "Subleased Premises") as shown on Exhibit A.

     NOW, THEREFORE, in consideration of the rents herein agreed to be paid to Sublessor, and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

     1. Sublease. Sublessor hereby agrees to lease the Subleased Premises to Sublessee and Sublessee agrees to lease the Subleased Premises from Sublessor on the conditions hereinafter set forth.

     2.   Sublease Subject to Lease.

          (a) Sublessee acknowledges that all rights which it is hereby acquiring in and to the Subleased Premises are ultimately derived from the Lease and that the rights, terms and conditions of this Sublease are in all respects subject to all the terms and conditions set forth in the Lease and all such terms and conditions of the Lease are incorporated herein as terms and conditions of this Sublease, except as excluded in Paragraph 2(b) below. Sublessee agrees to assume, observe and be bound by each and every covenant, condition and provision contained in the Lease, as same may be modified hereby, insofar as any such covenant, condition or provision affects the Subleased Premises or Sublessee's use thereof, as though all such covenants, conditions and provisions were set forth in full in this Sublease. For purposes of this Sublease, any reference in the Lease to "Landlord" shall be deemed to refer to Sublessor and any reference to "Tenant" shall be deemed to refer to Sublessee and any reference in the Lease to "Premises" shall be deemed to refer to the Subleased Premises. Notwithstanding anything to the contrary contained herein, it is further agreed that in the event the Lease shall terminate for any reason, this Sublease and all rights of Sublessee in and to the Subleased Premises shall terminate on the date the Lease is terminated. Sublessee acknowledges that it has received a true copy of the Lease and that it has reviewed and is familiar with the terms of the Lease.

     (b) The terms and provisions of the following sections and portions of the Lease are not incorporated into this Sublease: the Introductory Article, Articles 1-3, 4(a)(ii), 6, 7(b), second paragraph of 9(a), 17, 18, 22, 25, 26,
29(i), (j), (k) and (v), 30, 32 and 33; Exhibits B, E and H; and the Guaranty.

     3.   Term.

          (a) Initial Term. The term ("Term") of this Sublease shall commence on February 1, 1998 (the "Commencement Date") and shall terminate on January 31, 2003 (the "Termination Date"), unless sooner terminated or extended as set forth herein.

          (b) Renewal Qption. Subject to Sublessor's right to terminate the Lease as provided in Article 33(c) of the Lease, provided that no default is existing under this Sublease at the time the option to renew described below (the "Renewal Option") is exercised or at the commencement of any Renewal Term (hereinafter defined), Sublessee shall have the right to extend the Term for one
(1) additional two (2) year and ten (10) month period (the "Renewal Term"). The option to extend for the Renewal Term shall be exercised, if at all, by written notice from Sublessee to Sublessor ("Sublessee's Renewal Notice") given not later than February 1, 2002. In the event Sublessee fails strictly to comply with the procedure for exercise of the Renewal Option, Sublessee shall have no further right to extend the Term. The lease of the Subleased Premises during the Renewal Term shall be upon the same terms and conditions as are contained in the Sublease, as amended hereby, except as hereinafter provided:

               (i) The Base Rent (as hereinafter defined) for the Renewal Term shall be as follows:
                                                         Monthly Installment
             Period                   Annual Base Rent        Base Rent
             ------                   ----------------   -------------------
February 1, 2003 - January 31, 2004      $68,690.52           $5,724.21
February 1, 2004 - January 31, 2005       70,152.00            5,846.00
February 1, 2005 - November 30, 2005      71,613.48            5,967.79

               (ii) Sublessor shall have no obligation to make improvements, decorations, repairs, alterations, or additions to the Subleased Premises as a condition to Sublessee's obligation to pay Base Rent or Additional Rent (as hereinafter defined) for the Renewal Term.

          (c) Sublessor hereby agrees that in the event Sublessor exercises the Cancellation Option as provided in Article 33(c) of the Lease, Sublessor shall provide Sublessee with written notice thereof on or before January 1, 2002.

     4.   Rent.

          (a) Base Rent. Sublessee agrees to pay to Sublessor monthly in advance, beginning on the Commencement Date and continuing on the first day of each month thereafter for the balance of the Term of this Sublease, rent ("Base Rent") for the Subleased Premises, in the following amounts:

                                                           Monthly Installment
            Period                       Annual Base Rent     of Base Rent
            ------                       ----------------  -------------------
February 1, 1998 - January 31, 1999        $61,383.00           $5,115.25
February 1, 1999 - January 31, 2000         62,844.48            5,237.04
February 1, 2000 - January 31, 2001         64,305.96            5,358.83
February 1, 2001 - January 31, 2002         65,767.56            5,480.63
February 1, 2002 - January 31, 2003         67,229.04            5,602.42

     All Base Rent and other payments payable by Sublessee hereunder shall be paid in lawful money of the United States to Sublessor at such place as Sublessor shall from time to time designate, without any prior demand therefor and without any deduction or offset whatsoever. Sublessee hereby agrees to pay the first monthly installment of Base Rent and Additional Rent upon Sublessee's execution of this Sublease.

     Any installment of Base Rent or Additional Rent not paid when due shall bear interest at the Default Rate (as defined in the Lease) from the date when due until the date paid.

          (b) Additional Rent. In addition to Base Rent, Sublessee agrees to pay Sublessor as "Additional Rent" under this Sublease an amount equal to "Sublessee's Proportionate Share" of the amount, if any, by which the Taxes and Operating Expenses Sublessor is required to pay to Landlord pursuant to Article 4 of the Lease for each calendar year during the Term of this Sublease exceed Sublessee's Proportionate Share of the amount of Taxes and Operating Expenses paid by Sublessor for the calendar year 1998. For purposes hereof, Sublessee's Proportionate Share shall mean 24.37%, being the percentage calculated by dividing the rentable area contained in the Subleased Premises (being 2,923) by the rentable area of the Leased Premises (11,992). The monthly installment of Additional Rent Sublessee shall pay hereunder shall be determined based upon Sublessor's estimate of the amount Sublessor is required to pay to Landlord; such Additional Rent is subject to adjustment based upon the actual amounts Sublessor is required to pay to Landlord under the Lease for any applicable calendar year. Except for Additional Rent as described in this Paragraph 4(b), Sublessee, shall not be required to pay any "Additional Rent" as such term may otherwise be defined in the Lease.

     5. Use of the Subleased Premises. Sublessee shall use and occupy the Subleased Premises for general office purposes only, and for no other use or purpose. Sublessee shall not use or occupy the Subleased Premises or permit the use or occupancy of the Subleased Premises for any purpose or in any manner which (i) is unlawful or in violation of any applicable legal or governmental requirement, ordinance or rule; (ii) may be dangerous to persons or property;
(iii) may invalidate or increase the amount of premiums for any policy of insurance affecting the Building; (iv) may create a nuisance, disturb any other tenant of the Building or injure the reputation of the Building; (v) may interfere with the operation of the Building or the maintenance of same as a first-class office building; or (vi) may violate any of Sublessee's other obligations under this Sublease.

     6.   Condition of Subleased Premises.

          (a) Sublessee accepts the Subleased Premises in its "AS-IS, WHERE-LOCATED" condition. No promise of Sublessor to alter, remodel, improve, repair, decorate or clean the Subleased Premises or any part thereof, and no representation respecting the condition of the Subleased Premises has been made to Sublessee by Sublessor, except that Sublessor, at its sole cost and expense, shall (i) construct and complete the improvements set forth in the plans and specifications prepared by Lieber Architects, Inc. dated December 5, 1997 commonly known as Project No. 7005.1, and (ii) shampoo the carpet throughout the Subleased Premises.

          (b) Sublessee shall not make or install any additions, renovations, alterations, improvements or changes in or to the Subleased Premises, including the walls, floors, ceilings and fixtures located therein, without first obtaining the prior written consent of Sublessor in each instance, which approval shall not be unreasonably withheld but shall be conditioned upon (i) Sublessor first obtaining Landlord's prior written consent in each instance pursuant to the terms of the Lease, (ii) Sublessee's compliance with any applicable provisions of the Lease, and (iii) the satisfaction of any other reasonable conditions or restrictions that Sublessor deems appropriate. All work done by or for Sublessee with respect to the Subleased Premises, including any removal and/or restoration required at the expiration or termination of this Sublease, shall be at Sublessee's sole cost and expense.

          (c) Sublessor agrees to pay a sum ("Sublessor's Allowance") up to Eight Thousand Seven Hundred Sixty-Nine and 00/100 Dollars ($8,769.00) toward the cost of any improvements Sublessee desires to complete for a reception area in the Subleased Premises (the "Reception Area Improvements"). Any costs incurred by Sublessee in connection with the Reception Area Improvements in excess of Sublessor's Allowance shall be paid by Sublessee. Any such alterations and improvements shall be constructed in accordance with the provisions of Paragraph 6(b) above. Provided that no default exists under the Sublease (beyond any applicable notice and cure periods), Sublessor shall disburse the Sublessor's Allowance to Sublessee within thirty (30) days following written request from Sublessee, which request shall be accompanied by such paid invoices and other supporting documentation as Sublessor may reasonably require, including (if applicable), but not limited to, general contractors' sworn affidavits and partial or final waivers of Lien, as the case may be, in form and substance reasonably satisfactory to Sublessor. In the event the cost of the Reception Area Improvements does not exceed Sublessor's Allowance, any excess thereof shall be applied and credited against the rent due hereunder following February 28, 1998.

     7. Repairs and Maintenance. Throughout the Term, Sublessee shall, at its sole cost and expense, keep and maintain the Subleased Premises and every part thereof, in good order, condition and repair. All damage or injury to the Subleased Premises which is caused by Sublessee or any of its employees, agents or visitors shall be promptly repaired by Sublessee, at its sole cost and expense. Sublessor shall have the right to make any repairs to the Subleased Premises which Sublessee does not make within a reasonable time after receiving notice in writing from Sublessor of the necessity for such repairs, and Sublessee shall pay to Sublessor upon demand all out-of-pocket costs and expenses of such repairs. Upon the expiration or termination of this Sublease or the termination of Sublessee's right to possession hereunder, Sublessee shall surrender the Subleased Premises in as good condition as they are in at the commencement of the Term hereof, ordinary wear and tear and damage caused by fire or other casualty excepted, failing which Sublessor may restore the Subleased Premises to such condition and Sublessee shall pay the out-of-pocket expense to Sublessor of doing so on demand.

     8.   Services and Utilities.

          (a) Sublessee acknowledges that, certain utilities and building services as set forth in the Lease are to be furnished by Landlord, and Sublessor agrees to make such utilities and building services available to Sublessee to the same extent that they are provided by Landlord with respect to the Subleased Premises; provided, however, that Sublessor shall not have any liability or responsibility to Sublessee for the quality of such utilities or services or for any interruption, failure or disruption in the availability of such utilities or services, except if such interruption, failure or disruption is caused by the gross negligence or willful misconduct of Sublessor, its employees or agents then the Provisions of Article 7(c) of the Lease shall be applicable. Any additional sums due to Landlord as a result of additional services rendered to or on behalf of Sublessee shall be the responsibility of Sublessee and are deemed additional rent hereunder.

          (b) Sublessor and Sublessee hereby acknowledge that the Subleased Premises are not separately metered. Sublessee hereby agrees to pay to Sublessor on a monthly basis, as additional rent, an amount equal to $243.58 (i.e., $1.00 per rentable square foot of the Subleased Premises per year) for Sublessee's use of electricity in connection with the Subleased Premises, which use shall not exceed normal office usage of electricity for lights and convenience outlets. In the event Sublessee's use of electricity exceeds normal office usage, Sublessee shall pay to Sublessor such increased usage costs as reasonably determined by Sublessor.

          (c) Nothing contained in this Sublease shall be deemed to provide Sublessee with any specific rights with respect to Sublessor's telephone equipment, other than that Sublessor, at Sublessee's sole cost and expense, shall provide Sublessee with access to Sublessor's telephone switch. Any costs incurred by Sublessee in connection with telephone usage at the Subleased Premises shall be paid by Sublessee directly to the telephone utility providing any such service.

     9. Waiver of Certain Sublessee Claims, Indemnity by Sublessee. To the extent not expressly prohibited by law or caused by the negligence or willful misconduct of Sublessor, its officers, directors, shareholders, partners, agents or employees, Sublessee releases Sublessor and its beneficiaries, their respective partners, the managing and leasing agents for the Building, and the respective officers, directors, shareholders, partners, agents and employees of each of them from and waives all loss, cost, expense, liabilities and claims for damages (including reasonable attorneys' fees) to person or property sustained by Sublessee, or its invitees, licensees and employees, or by any other person, resulting, directly or indirectly, from any fire or other casualty, cause, existing or future condition, defect, matter or thing in or about the Building or any part thereof, or from any equipment or appurtenance therein, or from any accident in or about the Building or the Land, or from any act or neglect of any tenant, Sublessor or other person in the Building or any part thereof or of any other person, including Landlord, their beneficiaries, their partners, the managing and leasing agents for the Building, or any of their officers, directors, shareholders, partners, agents or employees. This Paragraph 9 shall apply especially, but not exclusively, to damage caused by water, snow, frost, steam, excessive heat or cold, sewerage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, broken glass, sprinkling or air conditioning devices or equipment, or flooding of basements, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the acts specifically enumerated above, or from any other thing or circumstance, whether of a like nature or of a wholly different nature. If any damage to any equipment or appurtenance therein, whether belonging to Sublessor or Landlord or to other tenants or persons in the Building, results from any act or neglect of Sublessee, Sublessee shall be liable therefor, and Sublessor may, at its option, repair such damage and Sublessee shall, upon demand by Sublessor, reimburse Sublessor for the expense to Sublessor of such repairs and damages in excess of amounts, if any, paid to Sublessor under insurance covering such damages. All personal property belonging to Sublessee or any person in the Subleased Premises shall be there at the risk of Sublessee or other person only and Sublessor and Landlord and their beneficiaries and their agents shall not be liable for damage thereto or theft or misappropriation thereof.

     To the extent not expressly prohibited by law or caused by the negligence or willful misconduct of Sublessor, its officers, directors, shareholders, partners, agents or employees, Sublessee agrees to hold Sublessor and its beneficiaries, their respective partners, the managing and leasing agents for the Building, and the respective officers, directors, shareholders, partners, agents and employees of each of them harmless and to indemnify each of them against claims and liabilities, including reasonable attorneys' fees, for injuries to all persons and damage to or theft or misappropriation or loss of property occurring in or about the Subleased Premises, or arising from Sublessee's occupancy of the Subleased Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Sublessee in or about the Subleased Premises or from any breach or default on the part of Sublessee in the performance of any covenant or agreement on the part of Sublessee to be performed pursuant to the term of this Sublease, or due to any other act or omission of Sublessee, its agents, contractors, invitees, subtenants, licensees or employees. Sublessor shall indemnify Sublessee and hold Sublessee, its partners, officers, directors, shareholders, agents and employees harmless from and against all loss, cost, expense, damage, claims and liabilities, including reasonable attorneys' fees, arising out of the failure of Sublessor to perform any covenant or agreement on the part of Sublessor to be performed pursuant to the terms of this Sublease or the Lease.

     10.  Assignment and Subletting.

          (a) Without the prior written approval of Sublessor (which approval shall not be unreasonably withheld or delayed) and Landlord, Sublessee shall not assign, pledge or encumber this Sublease or any interest herein, or further sublease the Subleased Premises or any part thereof, or permit anyone other than Sublessee's officers and employees to use the Subleased Premises. Any attempted assignment, pledge or hypothecation of this Sublease or any attempted subletting of the Subleased Premises without Sublessor's prior written approval shall be void and, at the option of Sublessor, shall terminate this Sublease.

          (b) The rights of Sublessor under Article 15(c) of the Lease shall not be applicable in the event Sublessee subleases all or a portion of the Subleased Premises to an Affiliate (as defined in Article 15[a] of the Lease and as such definition is applicable to Sublessee) or assigns this Sublease to an Affiliate.

     11. Successors and Assigns. Subject to the restrictions on assignment and subletting by Sublessee, this Sublease shall be binding upon and shall inure to the benefit of the parties hereto, their successors, assigns and legal representatives.

     12. Default. The following shall constitute a default by Sublessee hereunder: (i) the failure by Sublessee to pay, within five (5) days after notice of such failure, any rental or other payment required to be paid by Sublessee hereunder; (ii) the failure by Sublessee to observe or perform any covenant, obligation or condition required to be performed or observed by Sublessee hereunder and the continuation of such failure for a period of thirty
(30) days after notice thereof from Sublessor, unless with respect to any default that cannot be cured within such thirty (30) day period, Sublessee in good faith and promptly after receipt of such notice commences to cure such default within such thirty (30) day period and thereafter continues to diligently and reasonably prosecute all action necessary to cure such default and complete such cure within a total of an additional sixty (60) days after such initial thirty (30) day cure period subject to Force Majeure Events; (iii) the leasehold interest of Sublessee being levied upon under execution or being attached by process of law, which lien shall not be released or discharged or bonded or otherwise insured over to Sublessor's reasonable satisfaction within twenty (20) days from the date of filing thereof; or (iv) the filing by or against Sublessee of any petition for bankruptcy or reorganization or any petition for similar relief under any state or Federal bankruptcy or similar law, of, with respect to any petition filed against Sublessee, such action is not vacated or stayed pending appeal within ninety (90) days. In the event of any such default by Sublessee, Sublessor shall have the right to terminate this Sublease, to recover immediate possession of the Subleased Premises, and to remove all personal property of Sublessee from the Subleased Premises at Sublessee's cost and expense. In addition, in the event of any default by Sublessee hereunder, Sublessor shall be entitled to recover all damages permitted by law (including, without limitation, attorneys' fees, costs and expenses) and to enforce all remedies available to Sublessor at law or in equity. All rights, powers and remedies of Sublessor shall be cumulative and the exercise of one or more of its rights or remedies shall not impair Sublessor's right to exercise any other right or remedy, either concurrently or at any later time.

     Sublessee shall not cause or permit anything to be done which would constitute a default or breach of Sublessor's obligations as tenant under the Lease, including, without limitation, any breach or default which would cause the Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Landlord under the Lease.

     13. Access. At reasonable hours during the Term, Sublessor and its officers, employees and representatives, and the Landlord and its officers, employees and representatives, shall have the right to enter the Subleased Premises, upon reasonable verbal notice to Sublessee under the circumstances (except in the case of an emergency or for the supplying of janitorial services when no such notice shall be required), for reasonable purposes, including inspection, furnishing janitorial services, or the making of repairs and for alterations or additions to any portion of the Building outside the Subleased Premises.

     14. Damage to Subleased Premises. In the event of any damage to or destruction to the Subleased Premises, the provisions of the Lease shall be applicable.

     15. Condemnation. If the Subleased Premises are condemned or taken by any governmental authority under the power of eminent domain, the provisions of the Lease shall be applicable.

     16. Holding Over. Sublessee will, at the termination of this Sublease by lapse of time or otherwise, yield up immediate possession of the Subleased Premises to Sublessor and Landlord. If Sublessee retains possession of the Subleased Premises or any part thereof after such termination, then Sublessee shall pay to Sublessor (i) during the initial thirty (30) days of any such holding over 150% of the Base Rent and 150% of the Additional Rent herein provided and thereafter, 200% of the Base Rent and 200% of the Additional Rent herein provided for each month Sublessor retains possession of the Subleased Premises or portion thereof, and (ii) all damages, consequential as well as direct, sustained by Sublessor by reason of such retention of possession. The provisions of this Paragraph 16 do not exclude Sublessor's or Landlord's rights of re-entry, or any other right, hereunder or under the Lease or at law or in equity.

     17. Estoppel Certificates. Sublessee agrees, at any time and from time to time, upon not less than five (5) business days' prior written notice by Sublessor, to execute, acknowledge and deliver to Sublessor and Landlord a statement in writing (i) certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the Sublease is in full force and effect as modified and stating the modifications); (ii) stating the dates to which the rent and any other charges hereunder have been paid by Sublessee, (iii) stating whether or not, to the best knowledge of Sublessee, Sublessor is in default in the performance of any covenant, agreement or condition contained in this Sublease, and if so, specifying the nature of such default; and (iv) stating the address to which notices to Sublessee are to be sent. Any such statement delivered to Sublessee may be relied upon by any owner of the Subleased Premises or the land upon which it is situated, any prospective purchaser of the Subleased Premises, any mortgagee or prospective mortgagee, or any prospective assignee of any such mortgage.

     18. Sublessee's Insurance. Throughout the Term hereof, Sublessee shall obtain and maintain insurance as required by the Lease. Said insurance shall name Sublessor and the Landlord as additional insureds thereunder, and shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has waived its right of action against any party prior to the occurrence of a loss. If requested by Sublessor, Sublessee shall provide Sublessor receipts evidencing payment of premiums for such insurance. Such policy shall contain an endorsement providing it cannot be cancelled without thirty (30) days' prior written notice being given to Sublessor. Sublessor and Sublessee agree to have all fire and extended coverage and material damage insurance which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party. Without limiting any release or waiver of liability or recovery contained in any other Paragraph of this Sublease or of the Lease but rather in confirmation and furtherance thereof, each of the parties hereto waive all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies or any recovery which would have been so collectible had such party obtained and maintained insurance coverage in accordance with the terms of Article 11 of the Lease.

     19. Real Estate Brokers. Each party represents that it has not dealt with any brokers in connection with this Sublease other than The John Buck Company, as Sublessor's agent, and Insignia/FC&S, as Sublessee's agent, and that insofar as each party knows no other broker negotiated this Sublease or is entitled to any commission in connection herewith. Sublessor and Sublessee agrees to indemnify, defend and hold each other and their respective partners, employees, agents, officers and partners harmless from and against any claims resulting from a breach of the foregoing representation.

     20. Covenant Against Liens. Sublessee covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Subleased Premises, the Building, or the land or against Sublessee's subleasehold interest in the Subleased Premises and, in case of any such lien attaching, to immediately pay and remove same. Sublessee has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by any act of Sublessee, operation of law or otherwise, to attach to or be placed upon the Subleased Premises, the Building or the land and any and all liens and encumbrances created by Sublessee shall attach only to Sublessee's interest in the Subleased Premises. If any such liens so attach and Sublessee fails to pay and remove same within ten (10) days following receipt of written notice from Sublessor, Sublessor, at its election, may pay and satisfy the same and in such event the sums so paid by Sublessor, with interest from the date of payment at the rate set forth in Article 29(b) of the Lease for amounts owed Sublessor by Sublessee, shall be deemed to be additional rent due and payable by Sublessee at once without notice or demand.

     21. Rules and Regulations. This Sublease is subject to all the Rules and Regulations listed in Exhibit D attached to the Lease. Sublessee acknowledges receipt of a copy of said Exhibit and hereby agrees to observe all such Rules and Regulations.

     22.  General Provisions.

          (a) Whenever Sublessee proposes to take any action which would require Sublessor to obtain the consent of the Landlord under the terms of the Lease, for purposes of this Sublease such action shall require the consent of Sublessor and Landlord.

          (b) The waiver by Sublessor of a breach of any covenant, obligation or condition set forth herein shall not be deemed to be a waiver of any subsequent breach of the same or of any other covenant, obligation or condition of this Sublease.

          (c) This Sublease shall be governed by and construed in accordance with the laws of the State of Illinois.

          (d) This Sublease constitutes the entire agreement between the parties hereto and may not be modified except by a written instrument executed by both parties hereto.

          (e) If any provision of this Sublease is declared invalid or unenforceable, the remainder hereof shall continue in full force and effect.

          (f) All notices required or permitted to be given to Sublessee hereunder shall be to the attention of Mr. Jeff Aronin, President and delivered in person or by a nationally recognized overnight courier, or by U.S. mail, postage prepaid, certified or registered mail, return receipt requested, to the Subleased Premises or to such other address as Sublessee shall from time to time designate in writing. All notices required or permitted to be given to Sublessor hereunder shall be delivered in person or by a nationally recognized overnight courier, or by U.S. mail, postage prepaid, certified or registered mail, return receipt requested, to Delta Dental Plans Association, 1515 West 22nd Street, Suite 1200, Oak Brook, Illinois 60521, Attention: President and Chief Executive Officer or to such other address as Sublessor shall from time to time designate in writing. All notices shall be deemed given upon delivery or refusal to accept delivery.

          (g) Paragraph headings are used herein solely for the convenience of reference and are not to be construed as a part of this Sublease.

          (h) This Sublease may be executed in one (1) or more counterparts, each of which shall constitute an original but all of which together shall constitute one and the same instrument.

          (i) Time is of the essence of this Sublease.

          (j) In the event of an action in order to enforce any term, covenant or condition of this Sublease, the prevailing party shall be entitled to recover from the non-prevailing party the costs and expenses of such action, including attorneys' fees to be set by the court in such action.

          (k) The rights and obligations of Sublessor and Sublesses under this Sublease are contingent upon Sublessor obtaining the written consent of Landlord to this Sublease.

     23. Parking. Sublessor shall provide Sublessee with two (2) reserved parking spaces during the Term of this Sublease, as designated by Sublessor. Sublessee shall pay to Sublessor the prevailing market rate for such reserved parking spaces as determined by Landlord, which rate is currently $30.00 per month per reserved parking space. Sublessee's use of the reserved parking spaces and any unreserved parking spaces shall be subject to any rules and regulations of Landlord applicable to such parking.

     24. Security Deposit. As security for the faithful and prompt performance of its obligations hereunder, Sublessee hereby deposits with Sublessor cash or an unconditional irrevocable letter of credit in favor of Sublessor (the "Security Deposit"), which may be drawn upon in full or in part, from an institution and in form acceptable to Landlord in the amount of $25,000.00, subject to reduction on the (i) first anniversary of the Commencement Date to $17,500.00, (ii) second anniversary of the Commencement Date to $10,000.00, and
(iii) third anniversary of the Commencement Date to $7,500.00, provided that Sublessee is not in default under the terms of this Sublease and provided that no event has occurred that upon the passage of time or the giving of notice, would result in Sublessee being in default hereunder. The Security Deposit shall serve as security for the prompt, full and faithful performance by Sublessee of each and every provision of this Sublease and of all obligations of Sublessee hereunder. In the event that the letter of credit is not for a period extending through February 29, 2004 (or, if Sublessee exercises the Renewal Option, the letter of credit shall be extended through December 31, 2005), Sublessee shall renew such letter of credit or provide Sublessor with a replacement letter of credit, from an institution and in form acceptable to Sublessor, at least thirty
(30) days prior to the expiration of the current letter of credit. In the event that Sublessee does not renew the letter of credit or provide a replacement letter of credit within such time period, Sublessor may draw upon the letter of credit and hold such funds in accordance with the terms of this Paragraph 24.

          (a) If Sublessee fails to perform any of its obligations hereunder (beyond any applicable notice and cure periods), Sublessor may draw on the letter of credit or apply the cash deposit (as the case may be), in fall or in part as damages for Sublessee's default under Paragraph 12, or for the payment of (i) any Base Rent, Additional Rent or other sums of money which Sublessee may not have paid when due, (ii) any sum expended by Sublessor on Sublessee's behalf in accordance with the provisions of this Sublease, or (iii) any sum which Sublessor may expend or be required to expend by reason of Sublessee's default, including, without limitation, any damage or deficiency in or from the reletting of the Subleased Premises as provided in Paragraph 12. The use, application or retention of the Security Deposit, or any portion thereof, by Sublessor shall not prevent Sublessor from exercising any other right or remedy provided by this Sublease or by law (it being intended that Sublessor shall not first be required to proceed against the Security Deposit) and shall not operate as a limitation on any recovery to which Sublessor may otherwise be entitled. If any portion of the Security Deposit is used, applied or retained by Sublessor for the purposes set forth above, Sublessee agrees, within ten (10) days after the written demand therefor is made by Sublessor, to deposit cash with Sublessor in an amount sufficient to restore the Security Deposit to its original amount.

          (b) If Sublessee has not defaulted hereunder and Sublessor has not applied the Security Deposit to cure a default, or if Sublessor has applied said Security Deposit to cure a default and Sublessee has replenished the same, then said Security Deposit, or such remaining portion thereof, shall be returned to Sublessee, without interest, after the last to occur of thirty (30) days following (i) the expiration or termination of the Term, or (ii) any later date after which Sublessee has vacated the Subleased Premises. Said deposit shall not be deemed an advance payment of rent or measure of Sublessor's damages for any default hereunder by Sublessee. In the absence of evidence satisfactory to Sublessor of any permitted assignment of the right to receive the Security Deposit, or of the remaining balance thereof, Sublessor may return the same to the original sublessee, regardless of one or more assignments of Sublessee's interest in this Sublease or the Security Deposit. In such event, upon the return of the Security Deposit or the remaining balance thereof to the original sublessee, Sublessor shall be completely relieved of liability under this Paragraph 24 or otherwise with respect to the Security Deposit.

     25. Signage. Pursuant to the Consent to Sublease executed by the Sublessee, Sublessor and Landlord in connection with this Sublease, Landlord has agreed that Sublessee shall have the right, at its sole cost and expense, to have Sublessee's name and location identified with building standard identification
(i) upon the directory board located in the lobby of the Building, and (ii) in the elevator lobby on the floor the Subleased Premises is located.

     26. Furniture. Sublessor shall transfer to Sublessee all of Sublessor's right, title and interest in and to any furniture located in the Subleased Premises as set forth in Exhibit B attached hereto (collectively, the "Furniture"), free and clear of any rights, claim or encumbrances of others, for a sum equal to Four Thousand Five Hundred and 00/100 Dollars ($4,500.00), which sum shall be paid to Sublessor in three (3) installments of $1,500.00 each as follows: (i) the first installment shall be paid to Sublessor upon execution by Sublessee of this Sublease, (ii) the second installment shall be paid to Sublessor on or before July 1, 2000, and (iii) the third installment shall be paid to Sublessor on or before January 1, 2003. Following Sublessee's payment of the final installment to Sublessor, this Paragraph 26 shall act as a bill of sale for the Furniture and no other documentation shall be required therefor.

     27. Expansion Opportunities. Subject to Sublessor's desire to exercise any expansion option or right of first offer provided to it under the Lease, Sublessor shall reasonably cooperate with Sublessee to encourage Landlord to lease directly to Sublessee any space offered to Sublessor for such expansion purposes which Sublessor does not desire to lease from Landlord for its own purposes. With respect to the Option Space described in Article 33(b) of the Lease, Sublessor shall provide Sublessee with written notice on or before September 1, 1999 of whether or not it intends to exercise its option to lease such space from Landlord. In the event that Sublessee leases directly from Landlord or subleases any other space in the Building, Sublessee shall be deemed to have exercised the Renewal Option hereunder.

     28.  Additional Provisions.

          (a) For the purpose of this Sublease, the reference to "Exhibit E" in the Lease shall be deemed to mean Exhibit A of this Sublease.

          (b) The supervisory and administrative fee set forth in Article 9(b) of the Lease shall only be payable to Landlord; accordingly, Sublessor shall not be entitled to a supervisory and administrative fee in connection with additions, alterations, improvements or repairs that Sublessee may make in the Subleased Premises in accordance with the terms of this Sublease.

          (c) Sublessor covenants and agrees that from and after the date hereof and during the Term hereof, Sublessor shall perform all its duties and obligations and comply in all respects with the requirements of the Lease and not take any action or enter into any agreements that might cause or result in any termination of the Lease or may be in conflict with Sublessor's obligations under this Sublease.

          (d) In the event of any inconsistency or conflict between the terms and provisions of this Sublease and the Lease, the terms and provisions of this Sublease shall control.

          (e) Capitalized terms not otherwise defined herein shall have the same meaning in this Sublease as defined in the Lease.

          (f) As of the date hereof, Sublessor hereby represents and warrants to Sublessee as follows:

               (i)   Status. The Lease is in full force and effect.

               (ii) Rent. All rents and other amounts (including additional rents and other charges) reserved or required under the Lease have been paid to the extent they were payable prior to the date hereof; and, throughout the Term of this Sublease, Sublessor shall pay or cause to be paid all Rent and Additional Rent under the terms of the Lease on or before the due date thereof.

               (iii) No Default. Sublessor is not in default under the Lease and to the best of Sublessor's knowledge, there is no existing default by Landlord under the Lease.

          (g) Sublessor covenants that so long as Sublessee keeps, observes and performs all of the terms, conditions, provisions and agreements herein contained on the part of Sublessee to be kept, observed and performed, including, without limitation, payment of Base Rent and Additional Rent, Sublessee shall during the Term hereof peaceably and quietly hold the Subleased Premises, subject to the Lease and subject to the terms, covenants, conditions, provisions and agreements hereof, free from hinderance by any other party.

     IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first above written.

                                    SUBLESSOR:

                                    DELTA DENTAL PLANS ASSOCIATION,
                                    an Illinois not-for-profit corporation

                                    By: /s/ Kim E. Volk
                                        ------------------
                                    Name: Kim Volk
                                          ----------------
                                    Title: President & CEO
                                           ---------------

                                    SUBLESSEE:

                                    MEDCARE TECHNOLOGIES, INC.,
                                    a Delaware corporation

                                    By: /s/ Jeff Aronin
                                        -------------------
                                    Name: Jeffrey Aronin
                                         ------------------
                                    Title: President
                                          -----------------

                                  EXHIBIT A

                             SUBLEASED PREMISES


              [FLOOR PLAN ARTWORK OF TWELFTH FLOOR APPEARS HERE]

                                   EXHIBIT B

                                   Furniture

        Kimball Conference Table 48" x 96" w/glass table top           1

        Conference room chair, swivel-tilt, mechanical adjustment
        (color: knoll classic boucle)                                  8

        Kimball wood veneer work station - footprint worksurfaces,
        adjustable keyboard, credenza and drawers                      2

        Kimball collage guest chair, royal on mahogany                 8

        Kimball era - high back, multi-task chair                      3

        Kimball wood veneer work station - footprint worksurfaces,
        adjustable keyboard and drawers                                1

        Kimball workstation - including work surfaces, adjustable
        keyboard drawers & overheads - laminate/metal                  8

        Kimball era - low back dedicated task chairs                   8

        Harpers lateral file w/common top 36" W x 18" x 27" H          5

        Harpers lateral file w/common top 42" W x 18 x 27" H           5

        U-line small refrigerator                                      1

        Merillar overhead cabinets and drawers                       N/A